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                                                                   EXHIBIT 10.29

                            C O N F I D E N T I A L

                 ASSIGNMENT OF TARGETED BONUS THOMAS D.NEITZEL
                    UNDER THE RECOGNITION INTERNATIONAL INC.
                       EXECUTIVE BONUS PLAN (THE "PLAN")


         1.      TARGETED BONUS.  Your Targeted Bonus for the Plan Year ending
October 31, 1994 , as specified by the Compensation Committee, is    Eighty
thousand     DOLLARS ($ 80,000.00) which may be earned, at the times and on the terms and conditions stated in the Plan and this Assignment, based upon the results achieved by the Company during that Plan Year.

         2. DETERMINATION OF BONUS EARNED. Twenty-five percent of your Targeted Bonus will be allocated to the achievement of each of the four Corporate Objectives specified in Exhibit "A" attached hereto and incorporated by reference herein. The amount of the Targeted Bonus allocated to each such Objective will be earned as specified in Exhibit "A".

         3. THE PLAN. The Plan is incorporated herein by reference, and made a part hereof as if fully set forth herein. The Plan will control in the event of any conflict between the Plan and any matter set forth herein, and will control as to any matters not contained in this Bonus Assignment. Terms used herein which are not defined here will have the same meanings as are assigned to such terms in the Plan.

         Please sign both copies of this Bonus Assignment in the space below and return one to Mail Station 21.



         I acknowledge that I have received and reviewed a copy of the Recognition International Inc. Executive Bonus Plan and this Bonus Assignment and agree to be bound thereby.


         PLAN PARTICIPANT



/s/ Thomas D. Neitzel  6-16-94
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Signature              (Date)




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                                                                     EXHIBIT "A"

                              EXECUTIVE BONUS PLAN
                           1994 CORPORATE OBJECTIVES

         Twenty-five percent of the Targeted Bonus shall be allocated to the achievement of each of the four corporate objectives specified below:

1.       ORDERS

2.       CASH BALANCE

3.       NET INCOME

4.       NEW PRODUCT MILESTONES

         As used herein, "Orders", "Cash Balance" and "Net Income" shall each have the meaning specified in the Plan. The Committee will determine the specific dollar amount targets which must be achieved in order to earn a bonus at "Minimum", "Target" and "Maximum" levels and will determine the "New Product Milestones" and their respective target dates which must be achieved in order to earn a bonus with respect thereto. The targets for Orders, Cash Balance and New Product Milestones will be published by the Company. The Net Income targets will be based upon the Company's financial plan for the fiscal year as approved by the Committee for purposes of this Plan.

         For each of the Orders, Cash Balance and Net Income corporate objectives, if the Company exceeds the level of achievement for the Target level, the participant will earn 100% of the portion of his Targeted Bonus allocated to such objective. Fifty percent of such allocated Targeted Bonus amount will be earned if the Minimum level of achievement met, and 150% of such allocated Targeted Bonus amount will be earned if the Maximum level is met.
The percentage earned for achievement between the Minimum and Target levels, or between the Target and Maximum levels, will be calculated on a straight line basis. In the event the Minimum level of achievement for a corporate objective is not reached, no part of the Targeted Bonus allocated to such objective shall be earned by the participant and in no event may a participant earn more than 150% of the portion of the Targeted Bonus allocated to any objective, regardless of the actual level of achievement.

         One hundred percent of the portion of the Targeted Bonus allocated to achievement of New Product Milestones shall be earned if all of the New Product Milestones are achieved on or before the target dates established by the Committee. If some but not all of the Milestones are met by their target dates, the participant will earn 10 percent of that portion of the Targeted Bonus allocated to New Product Milestones for each New Product Milestone which is met by the specified date. If none of the New Product Milestones are achieved by the specified dates, no such amount shall be earned.

         The percentage of the portion of Targeted Bonus earned for each corporate objective will be determined separately for each objective.



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